Exhibit 99.1

PG&E Corporation

300 Lakeside Drive

Oakland, California 94612

December 8, 2023

The Bank of New York Mellon Trust Company, N.A., as Trustee

311 South Wacker Drive

Suite 6200B, Floor 62

Mailbox #44

Chicago, Illinois 60606

To the Addressee:

Reference is hereby made to that certain Indenture, dated as of December 4, 2023 (the “Indenture”), by and among PG&E Corporation, a California corporation (the “Company”), The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and JPMorgan Chase Bank, N.A., as collateral agent, relating to the Company’s $2,150,000,000 aggregate principal amount of 4.25% Convertible Senior Secured Notes due 2027 (the “Notes”). Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

Pursuant to Section 14.02(a)(iii)(B) of the Indenture, the Company hereby delivers this irrevocable notice (the “Irrevocable Notice”) to the Trustee and the holders of the Convertible Notes to irrevocably fix the Settlement Method to Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of Notes at or above $1,000 for any conversions of the Notes occurring subsequent to the delivery of this Irrevocable Notice on the date hereof; provided that in no event shall the Specified Dollar Amount per $1,000 principal amount of Notes be less than $1,000. The Company’s election set forth herein shall be irrevocable. Simultaneously with providing this Irrevocable Notice, the Company will publish the information in such Irrevocable Notice on its website or through such other public medium as the Company may use at that time.

[Signature Page Follows]

Very truly yours,

PG&E CORPORATION

By:	/s/ Margaret K. Becker
Name:	Margaret K. Becker
Title:	Vice President and Treasurer